EXHIBIT 10.1(e)

June 13, 2001

Amendment No.2

To Joint Research, Development and License Agreement dated May 28, 1999 made between

Cephalon Inc.

145 Brandywine Parkway

West Chester Pennsylvania 19380-4245

and

H. Lundbeck A/S

9 Ottiliavej,

DK 2500 Valby

Denmark

1.             This is to confirm our understanding concerning certain amendments and/or clarifications to be made with respect to the Joint Research, Development and License Agreement between Cephalon, Inc. (“Cephalon”) and H. Lundbeck A/S (“Lundbeck”) dated May 28, 1999 as amended by:

•        Clarification Letter dated July 1, 1999 regarding the interpretation of Section 6.5,

•        Amendment No.1 dated October 1999 regarding IT Year 2000 Conformity,

•        Clarification Letter dated March 16, 2000 regarding Section 1.5, 1.27,5.7 and 17,

•        Marketing and Licensee Agreement made between Cephalon, Kyowa Hakko and Lundbeck     dated April 10, 2000

herein and after together defined as the “Agreement”.

2.             All terms not otherwise defined or amended herein are used as defined in the Agreement and shall remain in full force and effect as set forth in the Agreement.

3.                  The purpose of this Amendment No.2 is to amend the definition of Compounds, to clarify which compounds are considered to be Joint Compounds and to clarify each party’s respective rights to New Compounds (defined below).

4.                   During the course of the Research Program involving Lundbeck and Cephalon,

certain compounds may demonstrate specified activity criteria, as determined by the JMT, against certain targets in the stress activated protein kinase pathways, as defined by the JMT. Such compounds that meet these activity criteria shall be deemed “Compounds”.

5.                   The JMT may decide to have new compounds synthesized based on those

Compounds described in paragraph 4 above, or based on information obtained from outside the collaboration, in both cases defined as “New Compounds.” Such New Compounds may be synthesized by either Lundbeck or Cephalon (the “Synthesizing Party”), as decided by the JMT. The Synthesizing Party shall be deemed to be the owner of any New Compound it synthesizes.

6.                   Any New Compounds that do not demonstrate the specified activity criteria, as determined by the JMT, automatically upon termination of the Research Program shall revert back to, and become the exclusive property of the Synthesizing Party, and shall not be considered part of the research and development collaboration, nor subject to the Agreement or any modifications or amendments thereto. Further, at the time of such reversion the other party automatically grants the Synthesizing Party an irrevocable, royalty-free, exclusive license to its Know-How and Patent Rights, with right to sublicense, to make, have made, import, use and sell such compound (including any product made with it or employing it) world-wide, which license survives termination of the Agreement.

7.                   Any New Compounds that demonstrate the specified activity criteria, as determined by the JMT, shall be deemed to be Joint Compounds. The parties shall exchange New Compounds that demonstrate such specified activity criteria and, until termination of the Research Program, each party may request a reasonable number (up to three percent of Compounds) and amount as specified by the JMT of such New Compounds from the other party provided that they are in stock and available. Should one party (the “First Party”) determine that the other party’s (the “Second Party”) New Compound, could be commercialized outside of the Field, then the parties may negotiate in good faith a payment, royalty or other fair market value compensation for the Second Party.

8.                  In the course of the research and collaboration between the Parties, if new Targets are selected by the JMT under the terms of the Agreement (“New Targets”), then at the sole discretion of the JMT, New Compounds may be tested for activity against such New Targets.

9.                    Any New Compounds that demonstrate the specified activity criteria against a New

Target, as defined by the JMT, shall be deemed to be Joint Compounds.

10.                  Any New Compounds that do not demonstrate the specific activity criteria against a

New Target as defined by the JMT, as well as any New Compounds that are deemed to be Joint Compounds but are not designated as a Development Compound or a Backup Compound shall be governed by paragraph 6 above for New Compounds that do not demonstrate the specified activity criteria.

11.                  Any Patent Rights in a New Compound shall be assigned to the Synthesizing Party while inventorship for any New Compound shall be determined by appropriate patent law mutually agreeable to the Parties. The Party that synthesized the New Compounds shall also be responsible for the preparation, filing, prosecution and maintenance of such patents both inside and outside the Territory.

12.                  This Amendment No.2 shall form an integral part of the Agreement and shall be regarded as incorporated into the Agreement in every respect as from the date both Parties execute this Amendment No.2. In case of inconsistency between the terms and conditions of the Agreement and this Amendment No.2 the latter shall prevail to the extent of such inconsistency but no further.

13.                 This Amendment No.2 comes into force when executed by both Parties and may be executed in counterpart and duplicate original.

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AGREED, ACKNOWLEDGED AND ACCEPTED

IN WITNESS THEREOF, the Parties have executed this Agreement by their duly authorized representatives, as of the day and year first above written.

H. LUNDBECK A/S		CEPHALON, INC.

By:	/s/ Claus Braestup	By:	/s/ Peter E. Grebow
Claus Braestrup		Peter E. Grebow
Executive Vice President, R& D		Senior Vice President,
Business Development